Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact: Valerie Collado
Phone: (610) 429.2796
Fax: (484) 881.7402
Email: valerie_collado@vwr.com
VWR to Hold Second Quarter 2009
Financial Results Conference Call
WEST CHESTER, PA, August 4, 2009— VWR Funding, Inc., the parent company of VWR International, LLC, a leading global laboratory supply company, will hold a conference call on Monday, August 10, 2009 to discuss its second quarter financial results.

Who:	John M. Ballbach, Chairman, President and CEO Gregory L. Cowan, Senior Vice President and Chief Financial Officer

When:	Monday, August 10, 2009 9:00 AM Eastern Time (ET)

How:	Interested parties may participate by dialing 719-325-4923 or toll free at 877-675-4756. A replay of the call will be available from 12:00 p.m. ET on August 10, 2009 through midnight August 24, 2009 by dialing 719-457-0820 or toll free at 888-203-1112 pass code for both replay numbers will be 1883746.

Information:	VWR Funding’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 will be filed on or before August 7, 2009 with the Securities and Exchange Commission.
About VWR International, LLC
VWR International, LLC, headquartered in West Chester, Pennsylvania, is a global laboratory supply and distribution company with worldwide sales in excess of $3.7 billion. VWR enables the advancement of the world’s most critical research through the distribution of a highly diversified product line to most of the world’s top pharmaceutical and biotech companies, as well as industrial, educational and governmental organizations. With 150 years of industry experience, VWR offers a well-established distribution network that reaches thousands of specialized labs and facilities spanning the globe. VWR has over 6,500 associates around the world working to streamline the way researchers across North America, Europe, and Asia stock and maintain their labs. In addition, VWR further supports its customers by providing onsite services, storeroom management, product procurement, supply chain systems integration and technical services.
For more information on VWR, phone 1-800-932-5000, visit www.vwr.com, or write, VWR International, LLC, 1310 Goshen Parkway, P.O. Box 2656, West Chester, PA 19380-0906.
VWR and design are registered trademarks of VWR International, LLC.
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